UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2023

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5445 Conestoga Court, Suite 150

Boulder, CO 80301

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 17, 2023, our Board of Directors appointed John Dal Poggetto as our Controller.

Mr. Dal Poggetto, age 52, served as our Chief Financial Officer from 2019 to 2020 and as Executive Vice President of Finance from 2017 to 2019. Prior to that he was the Company’s Controller since 2002. He has extensive knowledge of our Company’s business and operations.

Mr. Dal Poggetto will be employed at-will on a part-time basis. We agreed to compensate Mr. Dal Poggetto $100,000 per year. Mr. Dal Poggetto is eligible for a bonus up to 20% of his annual salary, prorated the first year based on a fiscal year end of March 31 and dependent upon meeting specified performance goals. Upon commencement of his employment, Mr. Dal Poggetto will receive options to purchase up to 5,000 shares of our common stock. The options will vest in three tranches over three years and vesting will accelerate in the event of a change of control. He is also eligible for additional equity grants within the normal employee equity programs and for benefits, such as vacation, and our medical, dental, vision and retirement plans.

On July 14, 2023, we entered into a new consulting agreement with Jerome Dvonch Consulting, LLC, pursuant to which Jerome Dvonch will continue to serve as our interim Chief Financial Officer. Pursuant to the new consulting agreement, effective August 15, 2023, we agreed to compensate Jerome Dvonch Consulting, LLC at a rate of $20,000 per month. Mr. Dvonch will not be eligible for benefits. For each month of continuous service under the consulting agreement, Mr. Dvonch’s outstanding and vested equity awards shall remain exercisable for an additional month following their current expiration date of September 18, 2024, subject to the provisions of the Company’s equity incentive plans.

The foregoing descriptions of are not complete and are qualified in their entirety by reference to the full text of the offer letter to Mr. Dal Poggetto and the consulting agreement with Jerome Dvonch Consulting, LLC, copies of which are filed herewith as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer letter to John Dal Poggetto dated July 11, 2023.
10.2	Consulting Agreement, by and between the Company and Jerome Dvonch Consulting, LLC, effective August 15, 2023.
104	Cover Page Interactive Data File (formatted in inline XBRL in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA PHARMACEUTICALS, INC.

Date: July 14, 2023	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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